POWER OF ATTORNEY
              Know all by these presents, that, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the undersigned hereby constitutes and appoints each of Paul J. Jones, Matthew S. Levatich and John A. Olin, and any of their substitutes, signing singly, the undersigneds true and lawful attorney-in-fact to:
        (1) execute for and on behalf of the undersigned (in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder (the Exchange Act) and Rule 144 of the Securities Act of 1933, as amended (the Securities Act)), in the undersigneds capacity as an officer and/or director of Harley-Davidson, Inc. or its affiliates (the Company), any and all Forms 3, 4, 5 and/or 144, and any amendments thereto, that are necessary or advisable for the undersigned to file under Section 16(a) of the Exchange Act and Rule 144 of the Securities Act (collectively, Documents);
        (2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Documents and timely file such Documents with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
        (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.
              The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact (or such attorney-in-facts substitute or substitutes) shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that each attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is such attorney-in-facts substitute or substitutes or the Company assuming, any of the undersigneds responsibilities to comply with the Exchange Act. The undersigned agrees to defend and hold harmless each attorney-in-fact (and such attorney-in-facts substitute or substitutes) from and against any and all loss, damage or liability that such attorney-in-fact may sustain as a result of any action taken in good faith hereunder.
              This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Documents with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.
              IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 9th day of February, 2011.


		/s/ Joanne M. Bischmann
Print Name:  	Joanne M. Bischmann